EXHIBIT 10.4

WARRANT TERMINATION AGREEMENT

This WARRANT TERMINATION AGREEMENT (this “Agreement”) is made by and between Battery Future Acquisition Corp. (the “Company” or “SPAC”), and [________________] (the “Warrant Holder”) as of January 16, 2023. The Warrant Holder and the Company will be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on [_________], the Company issued to Warrant Holder certain warrants evidencing the right to acquire Class A Ordinary Shares of the Company, par value $0.0001 per share (the “Class A Shares”), in a private placement contemporaneously with the SPAC’s initial public offering (the “Placement Warrants”);

WHEREAS, the Company has entered into that certain Share Purchase Agreement, dated as of January 16, 2023 (the “Purchase Agreement”), by and among Camel Bay, LLC (“Buyer”), the Company, Battery Future Sponsor LLC (the “BFAC Sponsor”) and Pala Investment Limited (“Pala”, together with BFAC Sponsor, the “Sponsors”), pursuant to which Buyer acquired a certain amount of Class B Ordinary Shares of the SPAC, par value $0.0001 per share (the “Founder Shares”), of the Company from the Sponsors (the transactions contemplated by the Purchase Agreement, the “Transactions”, and the consummation of the Transactions, the “Closing”);

WHEREAS, it is a condition to the Closing that the Company and Warrant Holder terminate the Placement Warrants on or prior to the Closing; and

WHEREAS, the Parties desire to terminate the Placement Warrants on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Consideration. The Warrant Holder acknowledges as a holder of other securities of the Company, it will receive benefit from the Transactions, and such benefit constitutes full and fair consideration for the termination of the Placement Warrants and Warrant Holder’s other agreements set forth in this Agreement.

2. Termination of Placement Warrants. It is agreed and acknowledged that immediately prior to the Closing, and without any action on the part of the Company or the Warrant Holder, the Placement Warrants shall be terminated and cancelled in full and rendered null and void. And all past, current, or future obligations of the Parties under the Placement Warrants shall be extinguished, except as otherwise expressly set forth in this Agreement. The Warrant Holder acknowledges and agrees that as of the Closing, it shall have no surviving right, title or interest in or to the Placement Warrants, any shares purchasable thereunder or any other option, warrant, right or interest to acquire any equity of the Company.

3. Representations and Warranties. The Warrant Holder represents and warrants that (a) it has not exercised or purported to exercise the Placement Warrants in whole or in part to purchase any shares of the Company’s Class A Shares, (b) it is the sole owner and holder of the Placement Warrants, free and clear of any liens or encumbrances, and has not assigned, transferred, sold, pledged, conveyed or otherwise disposed of (or attempted any of the foregoing with respect to) the Placement Warrants or any shares purchasable thereunder and (c) has the power and authority to execute and deliver this Agreement.

4. Entire Agreement. [This Agreement, together with the Purchase Agreement, that certain Debt Forgiveness Agreement and Cancellation of Note entered into as of Closing as of even date herewith]/[This Agreement, together with that certain Stock Transfer Agreement and Irrevocable Stock Power and Waiver Letter Agreement, in each case, entered into as of Closing as of even date herewith], contains and comprises the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all previous covenants and agreements of any kind between the Parties with respect to such subject matter. The Parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by a duly authorized representative of each Party.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6. Third-Party Beneficiaries. Except as expressly provided, no provision of this Agreement is intended to, and no provision of this Agreement shall, confer upon any party other than the Parties (and their successors and assigns, if any) any rights or remedies under this Agreement. This Agreement is made, in part, in order to induce Buyer to consummate the Transactions and Buyer shall be an intended third party beneficiary of this Agreement.

7. Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provisions or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Any disputes involving the Parties shall be resolved in accordance with Section, which are hereby incorporated by reference. The Parties agree that the terms of Section 7.10 of the Purchase Agreement are incorporated by reference into this Agreement, mutatis mutandis, such that such terms shall apply to any disputes between the Parties relating to this Amendment.

8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but both of which together shall constitute but one and the same instrument. Facsimile signatures shall be treated as originals for all purposes.

[The remainder of this page intentionally left blank; signature page immediately follows.]

2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY: BATTERY FUTURE ACQUISITION CORP.

By:
Name:
Title:

WARRANT HOLDER: [_______________]

By:
Name:
Title:

[Signature Page to Warrant Termination Agreement]